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                                                                 Exhibit 99(u)



                             TXU US Holdings Company
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002


      The undersigned, H. Dan Farell, Principal Financial Officer of TXU US Holdings Company (the "Company"), DOES HEREBY CERTIFY that:

  1. The Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 27th day of March, 2003.





                             /s/   H. Dan Farrell
                           --------------------------------------
                            Name: H. Dan Farell
                            Title:   Principal Financial Officer